Exhibit 10.22

DEED OF ASSIGNMENT AND TRANSFER

DATED       31 May 2012

KOSMOS ENERGY SURINAME
AND
CHEVRON SURINAME EXPLORATION LIMITED

THIS DEED is made on the 29th day of November, 2012

BETWEEN

KOSMOS ENERGY SURINAME, a Cayman Islands company with its registered offices at 4th Floor Century Yard, Cricket Square, P.O. Box 32322, Georgetown, Grand Cayman KY1, 1209 (the “Assignor”);

And

CHEVRON SURINAME EXPLORATION LIMITED, a Bermuda company with its primary offices at Chevron House, 11 Church Street, Hamilton, HM11 Bermuda (the “Assignee”);

WHEREAS

1.         The Assignor holds a one hundred percent (100%) Participating Interest in the Production Sharing Contracts pursuant to which Staatsolie Maatschappij Suriname N.V., on behalf of the Republic of Suriname granted the Assignor the sole and exclusive right to conduct Petroleum Operations in the Contract Area.

2.         The Assignor has agreed to assign and transfer the Assigned Interests to the Assignee, being an undivided fifty percent (50%) Participating Interest in the Production Sharing Contracts.

3.         Pursuant to the Production Sharing Contracts, Staatsolie must give its prior approval to the assignment and transfer under this Deed.

4.         In order to effect the assignment and transfer of the Assigned Interests, and to obtain the required consent of Staatsolie, the Assignor and Assignee have agreed to enter into this Deed.

THIS DEED PROVIDES as follows:

1. DEFINITIONS

1.1. “Assets” means Kosmos’ undivided 100% percent interest in all of the following:

(a)                   Asset Documents.

(b)                   All permits, authorizations, licenses or other rights related to the Assets; and

(c)                    All Data.

(d)                   The term “Assets” does not include agreements, documents, rights or data to the extent any of the following apply:

(1)                                 The agreements, documents, rights or data that constitute Kosmos’ proprietary technology or interpretations.

(2)                                 The agreements, documents, rights or data that are owned or licensed by third parties or otherwise have contractual or legal restrictions on their deliverability or disclosure by Kosmos to any assignee that is not an affiliate of Kosmos.

1.2. “Asset Documents” means the agreements and documents through which the rights to conduct Petroleum Operations and all other rights related to the development and exploitation of the Contract Area are derived, including, but not limited to, the Production Sharing Contracts.

1.3. “Assigned Interests” means a fifty-percent (50%) Participating Interest in the Assets.

1.4. “Contract Area” means the offshore territory known as Blocks 42 and 45 located in the Republic of Suriname as defined in the Production Sharing Contracts.

1.5. “Data” means all files, records, documentation and data in the possession of Kosmos or its Affiliates that specifically relates to Kosmos’ ownership or rights in the Assets, including any correspondence, information and reports (including petroleum engineering, reservoir engineering, geological, geophysical and all other kinds of technical data and samples, well-logs, and analyses), any environmental assessments, safety records, governmental filings, and maps as such data is assembled in the normal course of business. The term “Data” does not include any of the fol lowing:

(a)                  Any files, records, documentation or data that Kosmos may not sell, transfer or otherwise dispose of as a result of confidentiality obligations by which it is bound or which cannot be provided to Chevron because such transfer is prohibited by the agreement under which it was acquired or by other legal restrictions or the rules of any securities exchange.

(b)                  Any corporate, financial, and tax records of Kosmos.

(c)                   Engineering forecasts, evaluations and reserve estimates.

(d)                  Interpretations of seismic data.

(e)                   Any files, records, documentation or data that have been archived or managed pursuant to Kosmos’ record management policies, provided that Kosmos shall use reasonable efforts to make available to Chevron upon request any records in Kosmos’ possession that relate to the Assets and are reasonably required by Chevron for the purpose of responding to or defending any litigation or Claim relating to the Assets.

(f)                    Any files, records, documentation or data for which Kosmos claims legal privilege.

1.6. “Effective Date” means 31 May 2012 at 5:00 p.m. Central Daylight Savings Time

1.7. “Participating Interest” means an undivided percentage interest in Kosmos’ rights, privileges, duties and obligations of under the Production Sharing Contracts together with a corresponding interest in and under any other related agreement.

1.8. “Petroleum Operations” has the meaning given it in the Production Sharing Contracts.

1.9. “Production Sharing Contracts” means those agreements entered into on 13 December 2012 between Staatsolie and Kosmos through which Staatsolie granted Kosmos the sole and exclusive right to conduct petroleum operations within the Contract Area.

1.10 Staatsolie” means Staatsolie Maatschappij Suriname N.V. which is the state-oil company of the Republic of Suriname and a party to the Production Sharing Contracts.

2. INTERPRETATION

2.1 In this Deed:

(A)                               any reference to a “Party” or “Parties” means a party or both parties to this Deed, as appropriate;

(B)                               references to clauses, sub-clauses and schedules are to clauses, sub-clauses and schedules of this Deed;

2.2 All headings and titles are inserted for convenience only. They are to be ignored in the interpretation of this Deed.

Now, therefore, in consideration of the mutual covenants herein:

3. ASSIGNMENT

3.1 On and with effect from the Effective Date, the Assignor assigns and transfers all its rights, title, interest and benefit in and to the Assigned Interests to the Assignee.

3.2 On and with effect from the Effective Date, the Assignee accepts the assignment and transfer of the Assigned Interests from the Assignor.

3.3 On and with effect from the Effective Date, each of the Assignor and the Assignee assume the rights and obligations under the Production Sharing Contracts and agree to perform all of the terms and conditions contained in the Production Sharing Contracts on the basis that the Assignee, for its Participating Interest, has assumed and/or acquired the Assigned Interests in place of the Assignor.

3.4 Nothing in this Deed amends restricts or prejudices the rights, title, interests or benefits of the Assignor under the Production Sharing Contracts which have not been assigned and transferred to the Assignee hereunder.

4. WARRANTIES

4.1 Each of the Parties represents to the best of its knowledge and belief that the following statements attributable to it are accurate in all material respects as of the Effective Date:

4.1.1 The Assignor warrants to the Assignee that the Assignor has the lawful authority to execute this Deed of Assignment and Transfer.

4.1.2 The Assignor warrants to the Assignee that the Production Sharing Contracts remain in full force and effect.

4.1.3 The Assignor warrants to the Assignee that it has title to the Assets.

4.1.4 The Assignee warrants to the Assignor that the Assignee has the lawful authority to execute this Deed of Assignment and Transfer.

5.              PARTIAL INVALIDITY

The illegality, invalidity or unenforceability of any provision of the Deed of Assignment and Transfer under any applicable law shall not affect its legality, validity or enforceability under any other law or the legality or enforceability of any other provision of this Deed of Assignment and Transfer.

6.              FURTHER ASSURANCE

Each Party shall at its own cost, from time to time on request, do or procure the doing of all acts and things and execute or procure the execution of all documents in a form satisfactory to the other Parties (acting reasonably) which may be necessary or desirable for giving full effect to this Deed and securing to each Party the full benefit of the rights, powers and remedies conferred in this Deed.

7.              GOVERNING LAW AND JURISDICTION

7.1 This Deed is to be governed by and construed in accordance with the law of the State of Texas, without regard to without regard to its choice of law rules. The United Nations Convention on Contracts for the International Sale of Goods, 1980 (known as “the Vienna Sales Convention”) does not apply to this Agreement. Any matter, claim or dispute arising out of or in connection with this Deed, whether contractual or non-contractual, is to be governed by and determined in accordance with law.

7.2 The Parties irrevocably submit to and agree that the courts of Harris County, Texas shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Deed or its subject matter or formation (including non-contractual disputes or claims).

8.              COUNTERPARTS

This Deed may be executed in any number of counterparts, each of which will be deemed an original of this Deed, and which together will constitute one and the same instrument; provided that neither Party shall be bound to this Deed unless and until both Parties have executed a counterpart.

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This document has been executed as a Deed and is delivered on the date stated at the beginning of this Deed.

The Parties have executed this Deed in duplicate as evidenced by the following signatures of authorized representatives of the Parties:

KOSMOS ENERGY SURINAME:	CHEVRON SURINAME EXPLORATION LIMITED

Signature:	Signature:

/s/ Thomas Fauria	/s/Carlos Aguilera

Name: Thomas Fauria	Name: Carlos Aguilera
Title: Vice President	Title: Attorney-in-Fact

ADDRESS FOR NOTICES:	ADDRESS FOR NOTICES:

Kosmos Energy Suriname 4[6] Floor Century Yard	Chevron Suriname Exploration Limited Chevron House, 11 Church Street,
Cricket Square, P.O. Box 32322, Georgetown, Grand Cayman KYI, 1209	Hamilton, HM 11 Bermuda

cc: Kosmos Energy, LLC 8176 Park Lane Suite 500	cc: Chevron Africa and Latin America Exploration and Production Company (a division of Chevron U.S.A. Inc.) 1400 Smith Street, 48`[h] Floor
Dallas, TX 75231	Houston, TX 77002
Fax: 214-445-9705
Attention:
Attention:	Carlos Aguilera
Jason Doughty	General Manager-Business Development
General Counsel	Email: agui@chevron.com
Email: jdoughty(@,kosmosenergy.com
Mark Jones
General Counsel
Facsimile: 345-945-3241	Email: markjones@chevron.com
Facsimile: 713-372-6433